SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    PROXY STATEMENT PURSUANT TO SECTION 14(A)
             OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )


Filed by the registrant |X|

Filed by a party other than the registrant |_|

Check the appropriate box:

     |_|      Preliminary Proxy Statement
     |_|      Confidential, for Use of the Commission Only (as permitted by
              Rule 14a-6(e)2))
     |X|      Definitive Proxy Statement
     |_|      Definitive Additional Materials
     |_|      Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14(a)-12


                                   NUCO2 INC.
--------------------------------------------------------------------------------
                  (Name of Registrant as Specified in Charter)



--------------------------------------------------------------------------------
      (Name of Person(s) filing Proxy Statement, if other than Registrant)


     Payment of filing fee (check the appropriate box):

     |X|      No fee required.

     |_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)      Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2)      Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


--------------------------------------------------------------------------------

     (4)      Proposed maximum aggregate value of transaction:

     (5)      Total fee paid:

     |_|      Fee paid previously with preliminary materials.


     |_|      Check box if any part of the fee is offset as provided by Exchange
Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)      Amount Previously Paid:



--------------------------------------------------------------------------------

         (2)      Form, Schedule or Registration Statement no.:



--------------------------------------------------------------------------------

         (3)      Filing Party:



--------------------------------------------------------------------------------

         (4)      Date Filed:

                                   NUCO2 INC.
                             2800 S.E. Market Place
                              Stuart, Florida 34997
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                December 9, 1996
                             ----------------------




To the Shareholders of NUCO2 INC.:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of NUCO2 INC., a Florida corporation (the "Company"), will be held at Indian River Plantation Resort, 555 N.E. Ocean Boulevard, Stuart, Florida 34996, on Monday, December 9, 1996 at 10:00 a.m., local time, for the following purposes:

          1. To elect six (6) members of the Board of Directors of the Company to serve until the next annual meeting of shareholders and until their successors have been duly elected and shall have qualified;

          2. To approve an amendment to the Company's Articles of Incorporation to increase the number of authorized shares of the Company's Common Stock from twenty million (20,000,000) shares to thirty million (30,000,000) shares and to eliminate designations for Preferred Stock no longer issued and outstanding; and

          3. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

         Only shareholders of record at the close of business on November 1, 1996 are entitled to notice of, and to vote at, the Annual Meeting.

                            By Order of the Board of Directors

                            EDWARD M. SELLIAN
                            Chairman of the Board and Chief Executive Officer

Stuart, Florida
November 8, 1996


              WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL
           MEETING YOU ARE URGED TO FILL IN, DATE, SIGN AND RETURN THE
                ENCLOSED PROXY IN THE ENVELOPE THAT IS PROVIDED,
            WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                   NUCO2 INC.
                             2800 S.E. Market Place
                              Stuart, Florida 34997
                            -------------------------

                               PROXY STATEMENT FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                                December 9, 1996
                            -------------------------

                                  INTRODUCTION

         This Proxy Statement is furnished to the shareholders of NUCO2 INC., a Florida corporation (the "Company"), in connection with the solicitation by the Board of Directors of the Company of proxies ("Proxies") for the Annual Meeting of Shareholders (the "Annual Meeting") to be held at Indian River Plantation Resort, 555 N.E. Ocean Boulevard, Stuart, Florida 34996, on Monday, December 9, 1996 at 10:00 a.m., local time, or at any adjournments thereof. The approximate date on which this Proxy Statement and the accompanying Proxy will be first sent or given to shareholders is November 8, 1996.

                        RECORD DATE AND VOTING SECURITIES

         The voting securities of the Company outstanding on November 1, 1996 consisted of 7,163,434 shares of common stock, $.001 par value ("Common Stock"), entitling the holders thereof to one vote per share. Only shareholders of record as at that date are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. A majority of the outstanding shares of Common Stock present in person or by proxy is required for a quorum.

                            PROXIES AND VOTING RIGHTS

         Shares of Common Stock represented by Proxies, in the accompanying form of Proxy, which are properly executed, duly returned and not revoked, will be voted in accordance with the instructions contained therein. If no specification is indicated on the Proxy, the shares represented thereby will be voted (i) for the election as directors of the persons who have been nominated by the Board of Directors, (ii) to approve an amendment to the Company's Articles of Incorporation to increase the number of authorized shares of Common Stock from twenty million (20,000,000) shares to thirty million (30,000,000) shares and to eliminate designations for Preferred Stock no longer issued and outstanding and
(iii) for any other matter that may properly come before the Annual Meeting in accordance with the judgment of the person or persons voting the Proxy.

         The execution of a Proxy will in no way affect a shareholder's right to attend the Annual Meeting and vote in person. Any Proxy executed and returned by a shareholder may be revoked at any time thereafter if written notice of revocation is given to the Secretary of the Company prior to the vote to be taken at the Annual Meeting or by execution of a subsequent Proxy which is presented to the Annual Meeting, or if the shareholder attends the Annual Meeting and votes by ballot, except as to any matter or matters upon which a vote shall have been cast pursuant to the authority conferred by such Proxy prior to such revocation. The election of Directors requires a plurality of votes cast at the Annual Meeting. In general, action to approve any other matter requires a majority of votes cast on the matter. An abstention as to any matter does not constitute a vote "for" or "against" and will be disregarded. "Broker non-votes" (i.e., where a broker or nominee submits a Proxy specifically indicating lack of discretionary authority to vote on a matter) will be treated in the same manner as abstentions.

         All expenses in connection with this solicitation will be borne by the Company. It is expected that solicitations will be made primarily by mail, but officers, directors, employees or representatives of the Company may also solicit Proxies by telephone, telegraph or in person, without additional compensation. The Company will, upon request, reimburse brokerage houses and persons holding shares in the names of their nominees for their reasonable expenses in sending solicitation material to their principals.

                               SECURITY OWNERSHIP

         The following table sets forth information concerning ownership of the Common Stock, as at November 1, 1996, by (i) each Director, (ii) each executive officer, (iii) all Directors and executive officers as a group and (iv) each person known to the Company to be the beneficial owner of more than five percent of the Common Stock.

                                                                                Amount and
                                                                                Nature of
                                                                                Beneficial              Percent of
Name and Address(1)                                                            Ownership(2)              Class(3)
-------------------                                                            ------------              --------

Edward M. Sellian.......................................................        1,022,793(4)              14.3%

Joseph M. Criscuolo.....................................................           93,920                  1.3

Jean Houghton...........................................................            4,928(5)                *

Joann Sabatino..........................................................                0                   -

Robert L. Frome. .......................................................           29,222(6)                *

John J. O'Neil .........................................................            2,000(7)                *

Edward F. O'Reilly......................................................            3,000(7)(8)             *

William B. Porter ......................................................            2,000(7)                *

All Directors and Executive Officers as a Group (8 persons).............        1,157,863(9)              16.1%

------------------
* Less than 1%.

(1) Unless otherwise indicated, the address of each beneficial owner is c/o the Company, 2800 S.E. Market Place, Stuart, Florida 34997.
(2) Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934 ("Rule 13d-3") and unless otherwise indicated, represents shares for which the beneficial owner has sole voting and investment power.
(3) The percentage of class is calculated in accordance with Rule 13d-3 and attributes, for beneficial ownership purposes, any options or other rights to subscribe for Common Stock which are exercisable within sixty (60) days of November 1, 1996.
(4)  Includes 10,000 shares held of record by Mr. Sellian's wife.
(5)  Represents 4,928 shares issuable upon exercise of options.
(6)  Includes 2,000 shares issuable upon exercise of options.
(7)  Represents 2,000 shares issuable upon exercise of options.
(8)  Includes 1,000 shares held of record by Mr. O'Reilly's wife.
(9)  Includes 12,928 shares issuable upon exercise of options.

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

         Directors of the Company hold office until the next annual meeting of shareholders and until their successors are elected and qualified. Directors shall be elected by a plurality of the votes cast, in person or by proxy, at the Annual Meeting. If no contrary instructions are indicated, Proxies will be voted for the election of Edward M. Sellian, Joseph M. Criscuolo, Robert L. Frome, John J. O'Neil, Edward F. O'Reilly and William B. Porter, the six nominees of the Board of Directors. All of the nominees are currently Directors of the Company. The Company does not expect that any of the nominees will be unavailable for election, but if that should occur before the Annual Meeting, the Proxies will be voted in favor of the remaining nominees and may also be voted for a substitute nominee or nominees selected by the Board of Directors.


         The names of the nominees and certain information concerning them attached set forth below:

Name                                               Age              Position(s)
----                                               ---              -----------
Edward M. Sellian.....................              54              Chairman of the Board and Chief Executive
                                                                    Officer

Joseph M. Criscuolo...................              49              President, Chief Operating Officer and Director

Robert L. Frome.......................              55              Director

John J. O'Neil........................              54              Director

Edward F. O'Reilly....................              58              Director

William B. Porter.....................              64              Director


         EDWARD M. SELLIAN: Chairman at the Board and Chief Executive officer since 1991. From 1965 until May 1989, Mr. Sellian was the president of Sodasystems, Inc. ("Sodasystems"), a supplier of fountain dispensing equipment, bulk C02 systems and related products operating in the New York, New Jersey and Connecticut market. Under Mr. Sellian. Sodasystems grew internally and through 20 acquisitions to become the largest supplier in the New York metropolitan area. Sodasystems had sales of approximately $30 million annually and over 20,000 customer accounts at the time it was sold in May 1989 to The Coca-Cola Bottling Company of New York, Inc. ("Coca-Cola"). Mr. Sellian continued to work for Sodasystems after its purchase by Coca-Cola until December 1989. Mr. Sellian provides overall executive oversight and is primarily responsible for setting future strategy and implementing the acquisition program.

         JOSEPH M. CRISCUOLO: President, Chief Operating Officer and Director since 1990. Prior to joining the Company, Mr. Criscuolo was employed by Sodasystems from 1980 until May 1989, joining Sodasystems as a route driver and rising to vice president-operations. Mr. Criscuolo continued to work for Sodasystems after its purchase by Coca-Cola until January 1990. He has experience in warehousing, dispatching, general management and operations. Mr. Criscuolo has overall responsibility for the day-to-day operations of the Company. Mr. Criscuolo has a B.A. degree from Lehman College/City University of New York.

         ROBERT L. FROME: Director since December 1995. Mr. Frome has been engaged in the practice of law for more than five years as a senior partner of the law firm of Olshan Grundman Frome & Rosenzweig LLP. Mr. Frome is a director of the following publicly-held corporation: Healthcare Services Group, Inc., the nation's leading provider of housekeeping services to long-term care facilities. Mr. Frome is chairman of the board of Daytop Village

Foundation, a not-for-profit drug treatment center. Mr. Frome has a B.S. degree from New York University, a L.L.B. degree from Harvard University and a L.L.M. degree from New York University.

         JOHN J. O'NEIL: Director since December 1995. Mr. O'Neil is senior vice president/food and beverage operations of Restaurant Associates, Inc., an operator of over 125 full-service restaurants including Acapulco's Mexican-themed restaurants, Charlie Brown's steakhouses and various institutional dining facilities. He presently oversees the purchasing, quality control and executive chef functions, and has been employed by Restaurant Associates since 1968. Mr. O'Neil has a B.A. degree from St. John's University.

         EDWARD F. O'REILLY: Director since December 1995. Mr. O'Reilly has been involved in the beverage business for three decades and has diversified experience in various sales, marketing and administrative positions including chairman of the board and principal shareholder of the Coca-Cola Bottling Company of Northern New England, chairman and chief executive officer of the Coca-Cola Bottling Company of New York, president of The Royal Crown Cola Company and executive vice president, sales and marketing for Joyce Beverages.
Since 1993 Mr. O'Reilly has been a consultant and entrepreneur in several ventures in which he holds an equity interest. From 1989 to 1992, Mr. O'Reilly was a managing partner of Millard-O'Reilly Enterprises, a private investment and consulting firm serving leading soft drink companies. Mr. O'Reilly holds a B.A. degree from Iona College.

         WILLIAM B. PORTER: Director since December 1995. Since 1968, Mr. Porter has been chairman of the board and chief executive officer of the George W. Fowler Company, an industrial gas and welding equipment supplier. Mr. Porter currently serves on the board of directors and is a member of the executive committee of the Hospice of Martin/St. Lucie Counties (Florida). Mr. Porter has a B.A. degree from the University of the South.


       THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES

BOARD MEETINGS AND COMMITTEES

         The Board of Directors of the Company formally met on two occasions during the fiscal year ended June 30, 1996. From time to time during such fiscal year, the members of the Board of Directors acted by unanimous written consent. Each of the directors attended both meetings of the Board of Directors except William B. Porter who failed to attend one meeting. The Board of Directors has authorized a Stock Option Committee, an Audit Committee and a Compensation Committee. The Stock Option Committee members are William B. Porter, Edward F. O'Reilly, John J. O'Neil and Robert L. Frome. The Audit Committee members are Robert L. Frome, William B. Porter and Joseph M. Criscuolo. The Compensation Committee members are William B. Porter, John J. O'Neil, and Edward M. Sellian.

         The Stock Option Committee determines the term and the grant of stock options in accordance with each of the Company's stock option plans, and administers such plans. The Audit Committee reviews the Company's annual audit and meets with the Company's independent accountants to review the Company's internal controls and financial management practices. The Compensation Committee reviews, analyzes and makes recommendations to the Board of Directors regarding compensation of the key employees of the Company and prepares an annual report on such policies. From time to time during the fiscal year ended June 30, 1996, certain of the Committees of the Board of Directors acted by unanimous written consent. The Company does not have a standing nominating committee or a committee which serves nominating functions.

BOARD OF DIRECTORS COMPENSATION

         Directors of the Company who are not executive officers do not receive cash compensation for acting as a Director but are reimbursed for the reasonable expenses of attending meetings. In addition, each non-employee director is eligible to participate in the Company's Directors' Stock Option Plan.

OTHER EXECUTIVE OFFICERS

         JEAN HOUGHTON: Vice President-Administration since 1990. Prior to joining the Company, Ms. Houghton was employed by Sodasystems from 1984 to 1989 in office management. She is responsible for managing the back office operations and support systems for the Company. Ms. Houghton was instrumental in the design, development and implementation of the Company's data processing system with its custom designed software package for customer billing and record keeping.

         JOANN SABATINO: Chief Financial Officer since October 1996. Prior to joining the Company, Ms. Sabatino was a partner at Cooper, Selvin & Strassberg, LLP, the Company's independent auditors. Ms. Sabatino commenced her employment at Cooper, Selvin & Strassberg LLP in 1984, and has over 10 years of experience serving beverage industry clients. Ms. Sabatino is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants. Ms. Sabatino has a B.A. degree in Accounting from the State University of New York at Oswego.

EXECUTIVE COMPENSATION

         The following table sets forth the total compensation for the Company's Chief Executive Officer during the fiscal years ended June 30, 1996, 1995 and 1994. No other executive officer's salary and bonus exceeded $100,000 for services rendered to the Company during such years.

                           SUMMARY COMPENSATION TABLE

                                                                            Fiscal                    Annual
                                                                             Year                 Compensation(1)
                                                                            Ended       ------------------------------
                                                                           June 30,          Salary              Bonus
                                                                        ------------         ------              -----

Name and Principal Position
---------------------------
Edward M. Sellian, Chief Executive Officer...........................        1996                $135,000         $25,000
                                                                             1995                $110,000         $37,500
                                                                             1994                $ 60,000              --

----------------
(1) The columns for "Other Annual Compensation" and "Long-term Compensation" have been omitted as there is no compensation required to be reported in such columns. The aggregate amount of perquisites and other personal benefits did not exceed the lesser of $50,000 or 10% of the total of salary and bonus. In addition, the Option Grants in Last Fiscal Year Table and Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values Table have been omitted as Mr. Sellian was not granted any options during the last fiscal year and owns no options.


LONG-TERM INCENTIVE AND PENSION PLANS

         The Company does not have any long-term incentive or defined benefit pension plans.

NONCOMPETITION AGREEMENT

         Mr. Sellian does not have an employment agreement with the Company. The Company has, however, entered into a noncompetition agreement with Mr. Sellian. Mr. Sellian's agreement provides that for as long as he is Chairman of the Board of the Company or owns at least 25% of the Company's outstanding Common Stock and for two years thereafter, he shall not, without the prior written consent of the Company, associate with any competing entity within the United States or employ, or solicit the employment of any employee of the Company.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "Commission"). Officers, directors and greater than ten percent shareholders are required by the Commission's regulations to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely on review of copies of such forms furnished to the Company, or written representations that no Form 5's were required, the Company believes that during the year ended June 30, 1996, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         The Company leases its Stuart, Florida headquarters from Mr. Sellian pursuant to a lease expiring on March 31, 2001 for $13,146 per month, the fair market value for the premises determined by an independent real estate appraisal. In April 1996, Mr. Sellian purchased this building from William B.
Porter, a director of the Company. The Company's lease for its former headquarters, which terminated effective August 1, 1996, was also leased from Mr. Sellian. Rent expense on the former headquarters totalled $68,900 in each of the two fiscal years ended June 30, 1996. The Company also leases its Ft. Myers, Florida and Stuart, Florida storage depots from Mr. Sellian and a corporation owned by Mr. Sellian, respectively, pursuant to leases expiring on May 31, 1998 and February 28, 1996, respectively, for $795 and $318 per month, respectively. Rent expense for these storage depots totalled $10,812 for the fiscal year ended June 30, 1995 and $13,140 for the fiscal year ended June 30, 1996. The Company leased a C414A Chancellor airplane for a minimum of 250 hours annually at a cost of $300 per hour from a corporation controlled by Mr. Sellian. Rent expense for the airplane totalled $19,282 for the fiscal year ended June 30, 1995 and $77,305 for the fiscal year ended June 30, 1996. In addition, the Company leased an IBM AS/400 computer from a corporation controlled by Mr. Sellian, for $2,000 per month through March 2000. Rent expense for the computer totalled $2,000 for the fiscal year ended June 30, 1995 and $24,000 for the fiscal year ended June 30, 1996.

         The Company was indebted to Mr. Sellian in the aggregate principal amount of $830,592 pursuant to two Senior Subordinated Notes in the principal amounts of $788,000 and $42,592, dated July 1, 1993 and May 6, 1994, respectively. The Senior Subordinated Notes bore interest at the rate of 14% per annum. Pursuant to the provisions of the Senior Subordinated Notes, $144,608 of the principal amount of such Senior Subordinated Notes was converted into 226,205 shares of Common Stock effective with the closing of the Company's initial public offering in December 1995 (the "IPO"). The balance of the principal amount of such Senior Subordinated Notes, together with accrued interest thereon, was repaid with a portion of the net proceeds of the IPO. Mr. Sellian's purchase of such Senior Subordinated Notes and related warrants to purchase shares of Common Stock was on the same terms and conditions as other Senior Subordinated Notes and related warrants purchased by non-affiliated third-parties of the Company simultaneously with Mr. Sellian's purchases.

         The Company was also indebted to Mr. Sellian in the principal amount of $725,000 pursuant to a Junior Subordinated Note dated August 30, 1994. The Junior Subordinated Note bore interest at the rate of 14% per annum. The principal amount of such Junior Subordinated Note, together with accrued interest thereon, was repaid with a portion of the net proceeds of the IPO. In consideration of Mr. Sellian's guarantee in the amount of $500,000 to the Company's prior bank simultaneously with the issuance of the Junior Subordinated Note, Mr. Sellian was issued a warrant to purchase shares of Common Stock. Effective with the closing of the IPO, such warrant was exercised at a price of $235,195 for an aggregate for 73,042 shares of Common Stock.

         On November 7, 1995 Mr. Sellian loaned the Company $200,000. Such loan, together with interest at 14% per annum, was repaid with a portion of the net proceeds of the IPO.

         On May 21, 1992, Mr. Sellian purchased 485 shares of Series A Preferred Stock and 500 shares of Series B Preferred Stock for aggregate consideration of $485,000 and $500,000, respectively. Mr. Sellian was the sole holder of all outstanding shares of the Series A Preferred Stock and Series B Preferred Stock. All outstanding shares of the Series A Preferred Stock and Series B Preferred Stock were redeemed for $485,000 and approximately $226,000 of accrued dividends, and $500, respectively, in connection with the IPO.

         Mr. Robert L. Frome, a Director of the Company, is a member of the law firm of Olshan Grundman Frome & Rosenzweig LLP, which law firm has been retained by the Company during the last fiscal year. Fees received from the Company by such firm during the last fiscal year did not exceed 5% of such firm's or the Company's revenues.

                                 PROPOSAL NO. 2

                        INCREASE AUTHORIZED COMMON STOCK

         The Board of Directors recommends an amendment to the Company's Articles of Incorporation to increase the number of authorized shares of Common Stock from twenty million (20,000,000) shares to thirty million (30,000,000) shares. In addition, the amendment to the Company's Articles of Incorporation will eliminate designations for Preferred Stock no longer issued and outstanding. The text of the proposed amendment is attached hereto as Exhibit A and is incorporated herein by reference.

         The Company is currently authorized to issue 20,000,000 shares of Common Stock. As of November 1, 1996, the record date for the Annual Meeting, 7,163,434 shares of Common Stock were issued and outstanding, and approximately an additional 410,000 shares of Common Stock were reserved for issuance upon exercise of outstanding stock options and warrants and for options that may be granted in the future under the Company's 1995 Stock Option Plan and the Company's Directors' Stock Option Plan.

         COMMON STOCK. The Board of Directors of the Company believes that it is advisable and in the best interests of the Company to have available additional authorized but unissued shares of Common Stock in an amount adequate to provide for the future needs of the Company. The additional shares will be available for issuance from time to time by the Company in the discretion of the Board of Directors, normally without further shareholder action (except as may be required for a particular transaction by applicable law, requirements of regulatory agencies or by stock exchange rules), for any proper corporate purpose including, among other things, future acquisitions of property or securities of other corporations, stock dividends, stock splits, convertible debt financing and equity financings. No shareholder of the Company would have any preemptive rights regarding future issuance of any shares of Common Stock.

         The Company has no present plans, understandings or agreements for the issuance or use of the proposed additional shares of Common Stock. The Board of Directors believes that if an increase in the authorized number of shares of Common Stock were to be postponed until a specific need arose, the delay and expense incident to obtaining the approval of the Company's shareholders at that time could significantly impair the Company's ability to meet financing requirements or other objectives.

         Issuing additional shares of Common Stock may have the effect of diluting the stock ownership of persons seeking to obtain control of the Company. Although the Board of Directors has no present intention of doing so, the Company's authorized but unissued Common Stock could be issued in one or more transactions that would make more difficult or costly, and less likely, a takeover of the Company. The proposed amendment to the Company's Articles of Incorporation is not being recommended in response to any specific effort of which the Company is aware to obtain control of the Company, nor is the Board of Directors currently proposing to shareholders any anti-takeover measures.

DISSENTERS' RIGHTS

         Pursuant to the Florida Business Corporation Law, the Company's shareholders are not entitled to dissenters' rights of appraisal with respect to the proposed amendment.

         The affirmative vote of the holders of a majority of the shares of Common Stock present, in person or by Proxy, is required for approval of the proposal to amend the Company's Articles of Incorporation.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE PROPOSAL TO AMEND THE COMPANY'S ARTICLES OF INCORPORATION

                              SHAREHOLDER PROPOSALS

         To the extent required by law, any shareholder proposal intended for presentation at next year's annual shareholders' meeting must be received at the Company's principal executive offices prior to July 11, 1997.

                                  OTHER MATTERS

         So far as it is known, there is no business other than that described above to be presented for action by the shareholders at the forthcoming Annual Meeting, but it is intended that Proxies will be voted upon any other matters and proposals that may legally come before the Annual Meeting, or any adjustments thereof, in accordance with the discretion of the persons named therein.

         The Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 1996, including financial statements, has been mailed to shareholders with this Proxy Statement. If, for any reason, you did not receive your copy of the Annual Report, please advise the Company and a copy will be sent to you.

                               By Order of the Board of Directors

                               EDWARD M. SELLIAN
                               Chairman of the Board and Chief Executive Officer


Stuart, Florida
November 8, 1996

                                                                       EXHIBIT A

                                   ARTICLE III


         The aggregate number of shares of all classes of capital stock which this Corporation shall have authority to issue is Thirty Five Million (35,000,000), consisting of (i) Thirty Million (30,000,000) shares of common stock, par value $0.001 per share (the "Common Stock"), and (ii) Five Million (5,000,000) shares of preferred stock, without par value but with a stated value of $1,000 per share (the "Preferred Stock").

         A. COMMON STOCK.

         Section 1. Voting. Except as otherwise required by law or as otherwise provided in any Preferred Stock designation including paragraph B of this
Article III below, the holders of the Common Stock shall exclusively possess all voting power and each share of Common Stock shall have one vote.

         Section 2. Dividends. The holders of Common Stock shall be entitled to receive dividends, when, as and if declared by the Board of Directors out of funds legally available for such purpose and subject to any preferential dividend rights of any then outstanding Preferred Stock.

         Section 3. Liquidation, Dissolution, Winding Up. After distribution in full of the preferential amount, if any (fixed in accordance with the provisions of paragraph B of this Article III), to be distributed to the holders of Preferred Stock in the event of voluntary or involuntary liquidation, distribution or sale of assets, dissolution or winding-up, of the Corporation, the holders of the Common Stock shall be entitled to receive all the remaining assets of the Corporation, tangible and intangible, of whatever kind available for distribution to stockholders ratably in proportion to the number of shares of Common Stock held by them respectively.

         B.       PREFERRED STOCK.

         Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed herein or in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Corporation as hereinafter provided. Any shares of Preferred Stock which may be redeemed, purchased or acquired by the Corporation may be reissued except as otherwise provided herein or by law. Different series of Preferred Stock shall not be construed to constitute different classes of shares for the purposes of voting by classes unless expressly provided for herein or by law.

         Authority is hereby  expressly  granted to the Board of Directors  from time to time to issue the Preferred Stock in one or more series, and in connection with the creation of any such series, by resolution or resolutions providing for the issue of the shares thereof, to determine and fix such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions, all to the full extent now or hereafter permitted by the Florida Business Corporation Act. Without limiting the generality of the foregoing, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to the Preferred Stock of any other series to the extent permitted by law. Except as expressly provided elsewhere in this Article III or the Florida Business Corporation Act, no vote of the holders of the Preferred Stock or Common Stock shall be required in connection with the designation or the issuance of any shares of any series of the Preferred Stock authorized by and complying with the conditions of the Articles of Incorporation, the right to have such vote being expressly waived by all present and future holders of the capital stock of the Corporation.

                THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
                             DIRECTORS OF NUCO2 INC.
            PROXY -- Annual Meeting of Shareholders, December 9, 1996

         The undersigned, a shareholder of NuCo2 Inc., a Florida corporation (the "Company"), does hereby constitute and appoint Edward M. Sellian and Joseph
M. Criscuolo and each of them, the true and lawful attorneys and proxies with full power of substitution, for and in the name, place and stead of the undersigned, to vote all of the shares of Common Stock of the Company that the undersigned would be entitled to vote if personally present at the 1996 Annual Meeting of Shareholders of the Company to be held at Indian River Plantation Resort, 555 N.E. Ocean Boulevard, Stuart, Florida 34996 on December 9, 1996 at 10:00 a.m., local time, or at any adjournment or adjournments thereof.

         The undersigned hereby instructs said proxies or their substitutes as set forth below.

1.  ELECTION OF DIRECTORS:

    The election of Edward M. Sellian, Joseph M. Criscuolo, Robert L. Frome, John J. O'Neil, Edward F. O'Reilly and William B. Porter.

    / /  FOR    / /  TO WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES
                     TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL
                     NOMINEE(S), PRINT NAME(S) BELOW:

2.  TO AMEND THE COMPANY'S ARTICLES OF INCORPORATION.

    / /  FOR   / /  AGAINST      / /  ABSTAIN

3.  DISCRETIONARY AUTHORITY.
                                                 (Continued on the reverse side)

         THIS PROXY WILL BE VOTED IN ACCORDANCE WITH ANY DIRECTIONS HEREINBEFORE GIVEN. UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED TO ELECT THE NOMINEES AS DIRECTORS, TO APPROVE THE AMENDMENT OF THE COMPANY'S ARTICLES OF INCORPORATION AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES OR PROXY WITH RESPECT TO ANY OTHER BUSINESS TRANSACTED AT THE ANNUAL MEETING.

         The undersigned hereby revokes any proxy or proxies heretofore given and acknowledges receipt of a copy of the Notice of Annual Meeting and Proxy Statement, both dated November 8, 1996, and a copy of the Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 1996.

                                   Please mark, date, sign and mail this proxy in the envelope provided for this purpose. No postage is required if mailed in the United States.

                                                                          , 1996

                                   ---------------------------------------(L.S.)



                                   ---------------------------------------(L.S.)
                                                Signature(s)


                                   NOTE: Please sign exactly as your name or names appear hereon. When signing as attorney, executor, administrator, trustee or guardian, please indicate the capacity in which signing. When signing as joint tenants, all parties in the joint tenancy must sign. When a proxy is given by a corporation, it should be signed with full corporate name by a duly authorized officer.